ANDEAVOR

SPECIAL MEETING OF ANDEAVOR

Date:	[ ], 2018
Time:	[ ](Central Time)
Place:	Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this:  ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

		For	Against	Abstain	Directors Recommend ê
1:	To adopt the Agreement and Plan of Merger, dated as of April 29, 2018, among Andeavor, Marathon Petroleum Corporation, Mahi Inc. and Mahi LLC, as such agreement may be amended from time to time, which is referred to as the merger agreement;	☐	☐	☐	For

2:	To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Andeavor’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement;	☐	☐	☐	For

3:	To adjourn the special meeting, if reasonably necessary to provide stockholders with any required supplement or amendment to the joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here		Please Date Above

	Please Sign Here		Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Exhibit 99.2 ANDEAVOR
Special Meeting of Andeavor
to be held on [ ], 2018
for Holders as of [ ], 2018

VOTE BY:
INTERNET		TELEPHONE

Go To		866-892-1741
www.proxypush.com/andv		• Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2 AND 3.

All votes must be received by 11:59 P.M., Eastern Time, [            ], 2018.

PROXY TABULATOR FOR

ANDEAVOR
P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Andeavor

Special Meeting of Stockholders

[          ], 2018, [        ] (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints DATHAN C. VOELTER and ELISA D. WATTS, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Andeavor which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on [        ], 2018, @ [        ] Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting.

(TO BE SIGNED ON REVERSE SIDE)

ANDEAVOR

Andeavor 401(k) Plan

SPECIAL MEETING OF ANDEAVOR

Date:	[ ], 2018
Time:	[ ](Central Time)
Place:	Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this:  ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

		For	Against	Abstain	Directors Recommend ê
1:	To adopt the Agreement and Plan of Merger, dated as of April 29, 2018, among Andeavor, Marathon Petroleum Corporation, Mahi Inc. and Mahi LLC, as such agreement may be amended from time to time, which is referred to as the merger agreement;	☐	☐	☐	For

2:	To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Andeavor’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement;	☐	☐	☐	For

3:	To adjourn the special meeting, if reasonably necessary to provide stockholders with any required supplement or amendment to the joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here		Please Date Above

	Please Sign Here		Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANDEAVOR Andeavor 401(k) Plan
Special Meeting of Andeavor
to be held on [ ], 2018 for
Holders as of [ ], 2018

VOTE BY:
INTERNET		TELEPHONE

Go To		866-892-1741
www.proxypush.com/andv		• Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL NOT BE VOTED.

All votes must be received by 11:59 P.M., Eastern Time, [            ], 2018.

PROXY TABULATOR FOR

ANDEAVOR
P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Andeavor

Special Meeting of Stockholders

[            ], 2018, [        ] (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the ANDEAVOR 401(k) PLAN (the “Plan”) hereby acknowledges receipt of the Notice of Special Stockholders Meeting to be held at Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on [          ], 2018 @ [          ] Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Andeavor allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on [          ], 2018, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein.

(TO BE SIGNED ON REVERSE SIDE)